Third Modification to Amended and Restated Loan and Security Agreement

This **Third Modification to Amended and Restated Loan and Security Agreement** (this "Modification") is entered into by and between **microHelix, Inc. and Moore Electronics, Inc.** (collectively and individually "Borrower") and **BFI Business Finance** ("Lender") as of this **5th day of January, 2006**, at **San Jose, California**.

RECITALS

A. Lender and Borrower have previously entered into or are concurrently herewith entering into a **Amended and Restated Loan and Security Agreement** (the "Agreement") dated **April 5, 2005**.

B. Lender and Borrower may have previously executed one or more Modifications to **Amended and Restated Loan and Security Agreement** (the "Previous Modification(s)").

C. Borrower has requested, and Lender has agreed, to modify the Agreement as set forth below.

AGREEMENT

For good and valuable consideration, the parties agree as set forth below:

1. Incorporation by Reference. The Agreement and the Previous Modification(s), if any, as modified hereby and the Recitals are incorporated herein by this reference.

2. Effective Date. The terms of this Modification shall be in full force and effect as of **January 5, 2006**.

3. Modification to Agreement. The Agreement is hereby modified to amend and restate the section(s) referenced below:

Section 48. Notwithstanding the Definitions of (i) Maximum Account Advance (ii) Maximum Amount and (iii) Maximum Inventory Advance, the definitions will be replaced with the following:

(i.) "Maximum Account Advance" means effective **January 5, 2006** and continuing thereafter, **One Million Seven Hundred Thousand** and 00/100 Dollars **($1,700,000.00)**.

(ii) "Maximum Amount" means, effective **January 5, 2006** and continuing thereafter, **One Million Seven Hundred Thousand and 00/100 Dollars ($1,700,000.00)**.

(iii) "Maximum Inventory Advance" means, effective **January 5, 2006** and continuing through and including **June 30, 2006**, the lesser of **Five Hundred Thousand** and 00/100 Dollars **($500,000.00)** or **fifty percent (50%)** of the A R Borrowing Base. Beginning **July 1, 2006** and continuing each of the next consecutive four (4) months the Maximum Inventory Advance shall be reduced by an amount of **Thirty Three Thousand Three Hundred Thirty Three and 00/100 Dollars ($33,333.00)**. On **December 1, 2006**, the Maximum Inventory Advance shall be reduced by an amount of **Thirty Three Thousand Three Hundred Thirty Five and 00/100 Dollars ($33,335.00)**. Thereafter the Maximum Inventory Advance shall be **Three Hundred Thousand** and **00/100 Dollars ($300,000.00)** or **fifty percent (50%)** of the A R Borrowing Base.

4. Fee. At the time of execution of the Modification, Borrower agrees to pay a one-time fee in the amount of **Two Thousand and 00/100 Dollars ($2,000.00)**.

5. Legal Effect. Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect.

6. Integration. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

IN WITNESS WHEREOF, the parties have executed this **Third Modification to Amended and Restated Loan and Security Agreement** as of the date first set forth above.

BFI Business Finance

/s/ David Drogos

By: David Drogos
Its: President

microHelix, Inc.

/s/ Tyram H. Pettit

By: Tyram H. Pettit
Its: President & C.E.O.

Moore Electronics, Inc.

/s/ Tyram H. Pettit

By: Tyram H. Pettit
Its: President & C.E.O.